Exhibit 15.1

February 25, 2022
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16F of the annual report on Form 20-F dated February 25, 2022, of Stellantis N.V. (formerly, Fiat Chrysler Automobiles N.V.) and are in agreement with the statements contained in the second, third and fifth paragraphs under the section “Change in Registrant’s Certifying Accountant” therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ MAZARS	/s/ ERNST & YOUNG et Autres